Exhibit 21.1

Subsidiaries of Metaldyne Performance Group Inc.

Name	Jurisdiction of Incorporation or Formation
MPG Holdco I Inc.	Delaware
ASP HHI Holdings, Inc.	Delaware
ASP HHI Intermediate Holdings, Inc.	Delaware
ASP HHI Intermediate Holdings II, Inc.	Delaware
ASP HHI Acquisition Co., Inc.	Delaware
HHI Holdings, LLC	Delaware
Forging Holdings, LLC	Delaware
Hephaestus Holdings, LLC	Delaware
HHI Formtech Holdings, LLC	Delaware
HHI Formtech, LLC	Delaware
HHI Funding II, LLC	Delaware
HHI Forging, LLC	Delaware
Jernberg Holdings, LLC	Delaware
Jernberg Industries, LLC	Delaware
Impact Forge Holdings, LLC	Delaware
Impact Forge Group, LLC	Delaware
Bearing Holdings, LLC	Delaware
Kyklos Holdings, LLC	Delaware
Kyklos Bearing International, LLC	Delaware
Gearing Holdings, LLC	Delaware
Cloyes Gear Holdings, LLC	Delaware
Cloyes Gear and Products, Inc.	Ohio
HDM Products, Inc.	Delaware
The Mesh Company, LLC.	Arkansas
Cloyes Acquisition Company	Delaware
ASP MD Holdings, Inc.	Delaware
ASP MD Intermediate Holdings, Inc.	Delaware
ASP MD Intermediate Holdings II, Inc.	Delaware
MD Investors Corporation	Delaware
Metaldyne, LLC	Delaware
Metaldyne BSM, LLC	Delaware
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
Metaldyne Tubular Components, LLC	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil
Metaldyne Engine Holdings S.L.	Spain
Metaldyne Europe. S.á r.l.	Luxembourg
Metaldyne GmbH	Germany
Metaldyne Grundstrücks GbR	Germany
Metaldyne Hong Kong Limited	Hong Kong
Metaldyne International Deutschland GmbH	Germany
Metaldyne International France SAS	France

Name	Jurisdiction of Incorporation or Formation
Metaldyne International Spain, S.L.	Spain
Metaldyne International (UK) Ltd.	United Kingdom
Metaldyne Japan Corporation	Japan
Metaldyne Korea Limited	Korea
MetaldyneLux S.á r.l.	Luxembourg
MetaldyneLux Holding S.á r.l.	Luxembourg
Metaldyne Mauritius Limited	Mauritius
H+B Hyprotec – Technologie Verwaltungs GmbH	Germany
Metaldyne Netherlands Holdings B.V.	Netherlands
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands
Metaldyne Nürnberg GmbH	Germany
Metaldyne Oslavany spol. s.r.o.	Czech Republic
Metaldyne Sintered Components España, S.L.	Spain
Metaldyne Sintered Components Holdings, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Services, S. de R.L. de C.V.	Mexico
Metaldyne (Suzhou) Automotive Components Co., Ltd.	China
Metaldyne Zell GmbH & Co. KG	Germany
Metaldyne Zell Verwaltungs GmbH	Germany
ASP Grede Intermediate Holdings LLC	Delaware
ASP Grede AcquisitionCo LLC	Delaware
GSC RIII – Grede Corp.	Delaware
Shop IV Subsidiary Investment (Grede), Inc.	Delaware
Grede Holdings LLC	Delaware
Citation Camden Casting Center LLC	Tennessee
Citation Lost Foam Patterns, LLC	Delaware
Grede LLC	Delaware
Grede II LLC	Delaware
Grede Machining LLC	Delaware
Grede Omaha LLC	Delaware
Grede Radford LLC	Delaware
Grede Wisconsin Subsidiaries LLC	Wisconsin
Skokie Castings LLC	Illinois
Novocast, S. de R.L. de C.V.	Mexico
Novogredetek Holdings, S. de R.L. de C.V.	Mexico
Teknik, S.A. de C.V.	Mexico
Especialistas en Transformaciones TK, S.A. de C.V. (f/k/a Grupo Teknik, S.A. de C.V.)	Mexico
Transformaciones Especializadas NC, S.A. de C.V. (f/k/a Novocast Industrias, S.A. de C.V.)	Mexico

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